Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
SLACK TECHNOLOGIES, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
SLACK TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is SLACK TECHNOLOGIES, INC. and that this corporation was originally incorporated pursuant to the General Corporation Law on February 25, 2009 under the name Tiny Spec, Inc., which name was subsequently amended to Tiny Speck, Inc. on March 5, 2009, which name was subsequently amended to Slack Technologies, Inc. on July 17, 2014.
SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:
ARTICLE I
The name of this corporation is Slack Technologies, Inc.
ARTICLE II
The address of the registered office of this corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is Incorporating Services, Ltd.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV
A.    Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is 1,700,588,630 shares. The total number of shares of common stock authorized to be issued is 1,310,000,000 shares, par value $0.0001 per share (the “Common Stock”), 660,000,000 of which shares are designated as “Class A Common Stock” and 650,000,000 of which shares are designated as “Class B Common Stock”. The total number of shares of preferred stock authorized to be issued is 390,588,630, par value $0.0001 per share (the “Preferred Stock”), 84,751,030 of which shares are designated as “Series A Preferred Stock”, 43,319,820 of which shares are designated as “Series B Preferred Stock”, 64,805,370 of which shares are designated as “Series C Preferred Stock”, 47,058,630 of which shares are designated as “Series D Preferred Stock”, 1,235,000 of which shares are designated as “Series D-1 Preferred Stock”, 26,787,204 of which shares are designated as “Series E Preferred Stock”, 6,046,840 of which shares are designated as “Series E-1 Preferred Stock”, 19,866,694 of which shares are designated as “Series F Preferred Stock”, 6,793,130 of which shares are designated as “Series F-1 Preferred Stock”, 24,717,887 of which shares are designated as “Series G Preferred Stock”, 2,149,382 of which shares are designated as “Series G-1 Preferred Stock”, 17,241,379 of which shares are designated as “Series G-2 Preferred Stock”, 1,464,680 of which shares are designated as “Series G-3 Preferred Stock”, 35,149,719 of which shares are designated as “Series H Preferred Stock”, and 9,201,865 of which shares are designated as “Series H-1 Preferred Stock”.
B.    Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).
1.    Dividend Provisions.
(a)    The holders of shares of Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the voting power of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis). For purposes of this subsection 1(a), “Dividend Rate” shall mean $0.0076 per annum for each share of Series A Preferred Stock, $0.019767 per annum for each share of Series B Preferred Stock, $0.052767 per annum for each share of Series C Preferred Stock, $0.204 per annum for each share of Series D Preferred Stock and Series D-1 Preferred Stock, $0.477833 per annum for each share of Series E Preferred Stock, $0.50208 per annum for each share of Series E-1 Preferred Stock, $0.62416 per annum for each share of Series F Preferred Stock, $0.62416 per annum for each share of Series F-1 Preferred Stock, $0.7444 per annum for each share of Series G Preferred Stock, $0.7444 per annum for each share of Series G-1 Preferred Stock, $0.6960 per annum for each share of Series G-2 Preferred Stock, $0.477833 per annum for each share of Series G-3 Preferred Stock, $0.952424 per annum for each share of Series H Preferred Stock and $0.952424 per annum for each share of Series H-1 Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).
(b)    After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Class B Common Stock at the then effective conversion rate.
2.    Liquidation Preference.
(a)    In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series H Preferred Stock and Series H-1 Preferred Stock shall be entitled to receive out of the proceeds or assets of this corporation available for distribution to its stockholders (the “Proceeds”), on a pari passu basis and prior and in preference to any distribution of the Proceeds to the holders of Common Stock or Series D-1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series H Preferred Stock and Series H-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series H Preferred Stock and Series H-1 Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.095133 per share for each share of the Series A Preferred Stock, $0.247 per share for each share of the Series B Preferred Stock, $0.659667 per share for each share of the Series C Preferred Stock, $2.55 per share for each share of the Series D Preferred Stock and Series D-1 Preferred Stock, $5.973 per share for each share of the Series E Preferred Stock, $6.276 per share for each share of the Series E-1 Preferred Stock, $7.802 per share for each share of the Series F Preferred Stock, $7.802 per share for each share of the Series F-1 Preferred Stock, $9.305 per share for each share of the Series G Preferred Stock, $9.305 per share for each share of the Series G-1 Preferred Stock, $8.700 per share for each share of the Series G-2 Preferred Stock, $5.973 per share for each share of the Series G-3 Preferred Stock, $11.9053 per share for each share of the Series H Preferred Stock, and $11.9053 per share for each share of the Series H-1 Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
(b)    Upon completion of the distribution of the full preferential amounts required by subsection (a) of this Section 2, if Proceeds remain available for distribution, the holders of Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the Proceeds to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the Original Issue Price for the Series D-1 Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series D-1 Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (b).
(c)    Upon completion of the distributions of the full preferential amounts required by subsections (a) and (b) of this Section 2, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.
(d)    Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class B Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Class B Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Class B Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class B Common Stock.
(e)    (i)    For purposes of this Restated Certificate of Incorporation, a “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity), (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction or (E) the exclusive, irrevocable licensing of all or substantially all of this corporation’s intellectual property to a third party. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of at least sixty percent (60%) of the voting power of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); provided, however, that if the waiver of treatment of a particular transaction or series of related transactions as a Liquidation Event will result in the distribution of Proceeds to the holders of shares of Series F Preferred Stock and/or Series F-1 Preferred Stock in respect of such shares in an amount less than such holders would have received in respect of such shares absent such waiver, then such waiver shall, with respect to the Series F Preferred Stock and Series F-1 Preferred Stock, also require the vote or written consent of the holders of at least seventy-eight percent (78%) of the voting power of the outstanding shares of Series F Preferred Stock and Series F-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); provided, further, however, that if the waiver of treatment of a particular transaction or series of related transactions as a Liquidation Event will result in the distribution of Proceeds to the holders of shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock in respect of such shares in an amount less than such holders would have received in respect of such shares absent such waiver, then such waiver shall, with respect to the Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock, also require the vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and Series G-3 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); and provided, further, however, that if the waiver of treatment of a particular transaction or series of related transactions as a Liquidation Event will result in the distribution of Proceeds to the holders of shares of Series H Preferred Stock and/or Series H-1 Preferred Stock in respect of such shares in an amount less than such holders would have received in respect of such shares absent such waiver, then such waiver shall, with respect to the Series H Preferred Stock and/or Series H-1 Preferred Stock, also require the vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series H Preferred Stock and Series H-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(ii)    In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
(A)    Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
(1)    If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading‑day period ending three (3) trading days prior to the closing of the Liquidation Event;
(2)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading‑day period ending three (3) trading days prior to the closing of the Liquidation Event; and
(3)    If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(C)    The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law and Section 6 of this Article IV(B), be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.
(iii)    In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:
(A)    cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or
(B)    cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(e)(iv) hereof.
(iv)    This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called or record date of a written consent solicited to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the vote or written consent of the holders of Preferred Stock that represent a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(f)    Allocation of Escrow and Contingent Consideration. In the event of a Liquidation Event, if any portion of the Proceeds is placed into escrow and/or is payable to the stockholders of this corporation subject to contingencies, notwithstanding the operation of this Section 2 the definitive agreement with respect to such transaction shall provide that the portion of such Proceeds that is placed in escrow and/or is subject to contingencies shall be allocated among the holders of capital stock of this corporation pro rata based on the amount of such consideration otherwise payable to each stockholder pursuant to this Section 2 (such that each stockholder has the same percentage of the Proceeds payable to it placed into escrow and/or subject to contingencies, as applicable).
3.    Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.
4.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(a)    Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof and without additional consideration, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Class B Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for each series of Preferred Stock shall be the Original Issue Price applicable to such series as of the Filing Date; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).
(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the closing of this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, that results in at least $200,000,000 of gross proceeds in the aggregate to this corporation (a “Qualified Public Offering”) or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); provided, however, that if the conversion pursuant to this clause (ii) is in connection with a Liquidation Event and the conversion of shares of Series F Preferred Stock and Series F-1

Preferred Stock to Class B Common Stock will result in the distribution of Proceeds to the holders of shares of Class B Common Stock issued upon conversion of Series F Preferred Stock and/or Series F-1 Preferred Stock in respect of such shares in an amount less than such holders would have received in respect of such shares of Series F Preferred Stock or Series F-1 Preferred Stock, as applicable, had such shares of Series F Preferred Stock or Series F-1 Preferred Stock not been converted to Class B Common Stock, then the conversion of shares of Series F Preferred Stock and Series F-1 Preferred Stock to Class B Common Stock pursuant to this clause (ii) shall also require the vote or written consent of the holders of at least seventy-eight percent (78%) of the voting power of the outstanding shares of Series F Preferred Stock and Series F-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); provided, further, however, that if the conversion pursuant to this clause (ii) is in connection with a Liquidation Event and the conversion of shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred stock to Class B Common Stock will result in the distribution of Proceeds to the holders of shares of Class B Common Stock issued upon conversion of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock in respect of such shares in an amount less than such holders would have received in respect of such shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock, as applicable, had such shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock not been converted to Class B Common Stock, then the conversion of shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock to Class B Common Stock pursuant to this clause (ii) shall also require the vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and Series G-3 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); and provided, further, however, that if the conversion pursuant to this clause (ii) is in connection with a Liquidation Event and the conversion of shares of Series H Preferred Stock and/or Series H-1 Preferred Stock to Class B Common Stock will result in the distribution of Proceeds to the holders of shares of Class B Common Stock issued upon conversion of Series H Preferred Stock and/or Series H-1 Preferred Stock in respect of such shares in an amount less than such holders would have received in respect of such shares of Series H Preferred Stock and/or Series H-1 Preferred Stock had such shares of Series H Preferred Stock and/or Series H-1 Preferred Stock, as applicable, not been converted to Class B Common Stock, then the conversion of shares of Series H Preferred Stock and/or Series H-1 Preferred Stock to Class B Common Stock pursuant to this clause (ii) shall also require the vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series H Preferred Stock and Series H-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, (i) a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid, (ii) a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class B Common Stock and (iii) a check payable to the holder in the amount of any cash amounts payable in lieu of any fractional shares pursuant to Subsection 4(g)(i) of Article IV(B) hereto. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class B Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.
(d)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:
(i)    (A) If this corporation shall issue, at any time or from time to time, on or after the date upon which this Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Class B Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion Price pursuant to the provisions of this Section 4(d) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in a subsequent issuance other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for each series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.
(B)    No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-tenth of one cent per share, provided that any adjustment not required to be made because of this sentence shall be included in any subsequent adjustment to the Conversion Price. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
(D)    In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.
(E)    In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:
(1)    The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)    The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).
(3)    In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
(5)    The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).
(ii)    “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than ((A) through (J) below, the “Carve Out Stock”):
(A)    Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof (it being understood that the Conversion Price of the Preferred Stock shall be appropriately adjusted as described in subsection 4(d)(iii));

(B)    Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;
(C)    Common Stock issued pursuant to an underwritten public offering in which all of the Preferred Stock is converted to Common Stock;
(D)    Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date, in each case provided such issuance is pursuant to the terms of such convertible or exercisable securities;
(E)    Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which acquisition is approved by the Board of Directors (including a majority of the Preferred Directors, as defined below);
(F)    Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d);
(G)    Class B Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series H Preferred Stock and Series H-1 Preferred Stock;
(H)    Class A Common Stock issued upon conversion of the Class B Common Stock;
(I)    Common Stock issued pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board of Directors (including a majority of the Preferred Directors, as defined below) and is primarily for non-equity financing purposes; or
(J)    Common Stock issued to persons or entities with which this corporation has strategic business relationships, provided such issuances are approved by the Board of Directors (including a majority of the Preferred Directors, as defined below) and are primarily for non-equity financing purposes.
(iii)    In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class B Common Stock or the determination of holders of Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class B Common Stock (hereinafter referred to as

“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Class B Common Stock or the Common Stock Equivalents (including the additional shares of Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.
(iv)    If the number of shares of Class B Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Class B Common Stock, then, following the record date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
(e)    Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.
(f)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.
(g)    No Fractional Shares and Certificate as to Adjustments.
(i)    No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of

Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.
(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class B Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.
(h)    Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.
(i)    Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.
(j)    Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of (1) the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the voting power of the outstanding shares of such series of Preferred Stock, (2) the Series D Preferred Stock or Series D-1 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the voting power of the outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock (voting together as a single class and on an as converted basis), (3) the Series E Preferred Stock and Series E-1 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the voting power of the outstanding shares of the Series E Preferred Stock and Series E-1 Preferred Stock (voting together as a single class and on an as converted basis), (4) the Series F Preferred Stock or Series F-1 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of at least seventy-eight percent (78%) of the voting power of the outstanding shares of the Series F Preferred Stock and Series F-1 Preferred Stock (voting together as a single class and on an as converted basis), (5) the Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock or Series G-3 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the voting power of the outstanding shares of the Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and Series G-3 Preferred Stock (voting together as a single class and on an as-converted basis), and (6) the Series H Preferred Stock or Series H-1 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the voting power of the outstanding shares of the Series H Preferred Stock and Series H-1 Preferred Stock (voting together as a single class and on an as-converted basis). Any such waiver shall bind all future holders of shares of such series of Preferred Stock.
5.    Voting Rights.
(a)    General Voting Rights. Except for the election of directors in which the voting rights, if any, of the Common Stock and Preferred Stock, including each designated series of Preferred Stock, are described in subsection 5(b) below, the holder of each share of Preferred Stock shall have the right to ten votes for each share of Class B Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided by law or in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Common Stock, shall be entitled to vote, together with holders of Class B Common Stock, with respect to any question upon which holders of Class B Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
(b)    Voting for the Election of Directors. As long as a majority of the shares of Series A Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series A Preferred Stock shall be entitled to elect one director of this corporation (the “Series A Director”) at any election of directors. As long as a majority of the shares of Series B Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series B Preferred Stock shall be entitled to elect one director of this corporation (the “Series B Director”) at any election of directors. As long as a majority of the shares of Series C Preferred

Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series C Preferred Stock shall be entitled to elect one director of this corporation (the “Series C Director,” and together with the Series A Director and Series B Director, the “Preferred Directors”) at any election of directors. The holders of outstanding Common Stock shall be entitled to elect one director of this corporation at any election of directors (voting together as a single class and not as separate series). The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series H Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.
6.    Protective Provisions.
(a)    Preferred Stock Protective Provisions. So long as at least 90,000,000 shares of Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):
(i)    consummate a Liquidation Event;
(ii)    amend this corporation’s Restated Certificate of Incorporation or Bylaws;
(iii)    increase or decrease the total number of authorized shares of Common Stock or Preferred Stock or designated shares of any series of Preferred Stock;
(iv)    authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Series H Preferred Stock and Series H-1 Preferred Stock designated in this Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Preferred Stock);
(v)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal; or
(vi)    pay or declare any dividend on any shares of capital stock of this corporation other than dividends payable on the Common Stock solely in the form of additional shares of Common Stock.
(b)    Series D Protective Provisions. So long as a majority of the Series D Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the voting power of the then outstanding shares of Series D Preferred Stock (voting as a separate series):
(i)    amend this corporation’s Restated Certificate of Incorporation or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock;
(ii)    increase or decrease the total number of authorized shares of Series D Preferred Stock; or
(iii)    amend the provisions of this Section 6(b) of this Article IV(B).
(c)    Series E and Series E-1 Protective Provisions. So long as at least 16,580,000 shares of Series E Preferred Stock and/or Series E-1 Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the voting power of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):
(i)    amend this corporation’s Restated Certificate of Incorporation or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock or Series E-1 Preferred Stock;
(ii)    increase or decrease the total number of authorized shares of Series E Preferred Stock or Series E-1 Preferred Stock;
(iii)    amend the provisions of this Section 6(c) of this Article IV(B).
(d)    Series F and Series F-1 Protective Provisions. So long as at least 14,000,000 shares of Series F Preferred Stock and/or Series F-1 Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-eight percent (78%) of the voting power of the then outstanding shares of Series F Preferred Stock and Series F-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):
(i)    amend this corporation’s Restated Certificate of Incorporation or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series F Preferred Stock or Series F-1 Preferred Stock;
(ii)    increase or decrease the total number of authorized shares of Series F Preferred Stock or Series F-1 Preferred Stock; or
(iii)    amend the provisions of this Section 6(d) of this Article IV(B).
(e)    Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1, Series F Preferred Stock, Series G Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock and Series H Preferred Stock Protective Provisions. So long as at least 90,000,000 shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock and/or Series H Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock and Series H Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):
(i)    change the authorized number of directors of this corporation to a number greater than ten (10) directors.
(f)    Series G, Series G-1, Series G-2 and Series G-3 Protective Provisions. So long as at least 13,500,000 shares of Series G Preferred Stock, Series G-1 Preferred Stock. Series G-2 Preferred Stock and/or Series G-3 Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the voting power of the then outstanding shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and Series G-3 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):
(i)    amend this corporation’s Restated Certificate of Incorporation or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock and/or Series G-3 Preferred Stock;

(ii)    increase or decrease the total number of authorized shares of Series G Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock or Series G-3 Preferred Stock;
(iii)    issue any of the 4,568,550 shares of Series D Preferred Stock or any of the 4,185,501 shares of Series E Preferred Stock that are authorized but not outstanding as of the date of the first issuance of Series G-3 Preferred Stock, whether or not such shares are issued and held in treasury as of such date (in each case, as may be adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);
(iv)    within 12 months of October 13, 2017, issue any Additional Stock without consideration or for a consideration per share less than the Original Issue Price for the Series G Preferred Stock, except for the issuance of Carve Out Stock;
(v)    within 12 months of October 13, 2017, set or approve any valuation of this corporation or its capital stock other than pursuant to an independent third-party valuation; provided, however, that this clause (iv) shall not restrict or limit this corporation’s ability to (A) authorize, issue or sell any equity security or (B) consummate a Liquidation Event; or
(vi)    amend the provisions of this Section 6(f) of this Article IV(B).
(g)    Series H and Series H-1 Protective Provisions. So long as at least 8,800,000 shares of the Series H Preferred Stock and Series H-1 Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the voting power of the then outstanding shares of Series H Preferred Stock and Series H-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):
(i)    amend this corporation’s Restated Certificate of Incorporation or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series H Preferred Stock and/or Series H-1 Preferred Stock;
(ii)    increase or decrease the total number of authorized shares of Series H Preferred Stock and/or Series H-1 Preferred Stock;
(iii)    issue any of the 4,568,550 shares of Series D Preferred Stock or any of the 4,185,501 shares of Series E Preferred Stock that are authorized but not outstanding as of the date of the first issuance of Series H Preferred Stock, whether or not such shares are issued and held in treasury as of such date (in each case, as may be adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);
(iv)    issue more than 35,888,717 shares (as may be adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) of Series H Preferred Stock and Series H-1 Preferred Stock, in the aggregate; or

(v)    amend the provisions of this Section 6(g) of this Article IV(B).
7.    Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.
8.    Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.
C.    Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).
1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, on a pari passu basis, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors; provided, however, that in the event that such dividends are paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of shares of Class A Common Stock shall receive shares of Class A Common Stock or rights to acquire shares of Class A Common Stock, as the case may be, and the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock or rights to acquire shares of Class B Common Stock, as the case may be.
2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.
3.    Redemption. The Common Stock is not redeemable at the option of the holder.
4.    Voting Rights. The holder of each share of Class A Common Stock shall have the right to one (1) vote for each such share and the holder of each share of Class B Common Stock shall have the right to ten (10) votes for each such share. Each holder of shares of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of this corporation, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5.Subdivision or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, then the outstanding shares of the other class of Common Stock shall be subdivided or combined in the same manner.
6.    Mergers, Consolidation or Other Combination Transactions. In the event that this corporation shall enter into any consolidation, merger, combination or other transaction or series of related transactions in which shares of Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash or any other property, then, and in such event, the shares of Class A Common Stock and Class B Common Stock shall be entitled to be exchanged for or converted into the same kind and amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or converted; provided, however, that if the stock or securities of the resulting entity issued upon such exchange or conversion of the shares of Common Stock outstanding immediately prior to such consolidation, merger, combination or other transaction would represent a majority of the voting power of such resulting entity (without giving effect to any differences in the voting rights of the stock or securities of the resulting entity to be received by the holders of shares of Class A Common Stock and the holders of Class B Common Stock), then the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive stock or securities of the resulting entity issuable upon such exchange or conversion that differ with respect to voting rights in a similar manner to which the shares of Class A Common Stock and Class B Common Stock differ under Section 4 of Article IV(C).
7.    Equal Status. Except as expressly provided in this Article IV(C), Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
8.    Conversion.
(a)    Certain Definitions. As used in this Section 8, the following terms shall have the following meanings:
(i)    “Affiliate” means with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, managing member, officer, director or manager of such person and any venture capital, private equity, investment advisor or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management (or shares the same management, advisory company or investment advisor) with, such person.
(ii)    “Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock at the Filing Date and (ii) the registered holder of any shares of Class B Common Stock that are originally issued by this corporation after the Filing Date.
(iii)    “Incapacity” shall mean that such holder is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether a Class B Stockholder has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.
(iv)    “IPO” shall mean the closing of this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed with the Securities and Exchange Commission.
(v)     “Transfer” shall mean, with respect to a share of Class B Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of this corporation at the request of the Board of Directors of this corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Filing Date or at any time after the Filing Date, the spouse of any Class B Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.
(vi)    “Voting Control” shall mean, with respect to a share of Class B Common Stock, the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise.
(b)    Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of this corporation.
(c)    Automatic Conversion upon Transfer. Following an IPO, each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share; provided, however, that no such automatic conversion shall occur (1) in the case of a transfer by a Class B Stockholder to any of its Affiliates with the prior written approval of the Company or (2) in the case of a Transfer by a Class B Stockholder to any of the persons or entities listed in clauses (i) through (vii) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such

Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder:
(i)    a family member of such Class B Stockholder, which shall include with respect to any natural person who is a Class B Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Class B Stockholder; and provided, further, that lineal descendants shall include adopted persons, but only so long as they are adopted while a minor;
(ii)    a trust for the benefit of such Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder and/or family members of such Class B Stockholder have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder (other than as a settlor or beneficiary of such trust) and, provided, further, that in the event such Class B Stockholder and/or family members of such Class B Stockholder no longer have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iii)    a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (or successor provision) and/or a reversionary interest so long as the Class B Stockholder and/or family members of such Class B Stockholder have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event such Class B Stockholder and/or family members of such Class B Stockholder no longer have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iv)    an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (or successor provision), or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(v)    a corporation, partnership or limited liability company in which such Class B Stockholder and/or family members of such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, own shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise have legally enforceable rights, such that the Class B Stockholder and/or family members of such Class B Stockholder retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company; provided, however, that in the event the Class B Stockholder and/or family members of such Class B Stockholder no longer own sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder and/or family members of such Class B Stockholder retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(vi)    any transfer or transfers by a Class B Stockholder to another Class B Stockholder; or
(vii)    an Affiliate of a Class B Stockholder, provided that the person or entity holding sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock being Transferred (the “Controlling Person”) retains, directly or indirectly, sole dispositive power and exclusive Voting Control with respect to the shares following such Transfer; provided that in the event the Controlling Person no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock Transferred to such Affiliate, each such share of Class B Common Stock Transferred to such Affiliate shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock unless such transaction is otherwise approved by the Company.
(d)    Automatic Conversion upon Death or Incapacity of Class B Stockholder. Following an IPO, each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Incapacity of such Class B Stockholder.
(e)    Automatic Conversion of all Outstanding Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the date specified by affirmative vote of the holders of at least two thirds (2/3rds) of the outstanding shares of Class B Common Stock, voting as a single class.
(f)    Final Conversion of Class B Common Stock. On the Final Conversion Date (as defined below) each one (1) outstanding share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock. Following such conversion, the reissuance of all shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the General Corporation Law and the filing by the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to Class B Common Stock in this

Restated Certificate of Incorporation shall be eliminated. “Final Conversion Date” means 5:00 p.m. in New York City, New York on the first day falling on or after the seventh (7th) year anniversary of the IPO on which the securities exchange on which this corporation’s equity securities are then principally listed or traded is open for trading.
(g)     Effect of Conversion. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this subsection 8, such conversion shall be deemed to have been made at the time that this corporation’s transfer agent receives the written notice required, the time that the Transfer of such shares occurred, the death or Incapacity of the Class B Stockholder or the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of such shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class B Common Stock are to be issued, if any, shall be treated for all purposes as having become the record holder or holders of such number of shares of Class A Common Stock into which such Class B Common Stock were convertible. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this subsection 8 shall be retired and shall not be reissued.
(h)    Reservation of Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.
9.    Adjustment in Authorized Class A Common Stock. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock then outstanding) by an affirmative vote of the holders of a majority of the voting power of this corporation, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.
10.    Adjustment in Authorized Class B Common Stock. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares of Class B Common Stock then outstanding) by an affirmative vote of the holders of a majority of the voting power of this corporation, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.
11.    Administration. This corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class Common Stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to this corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class B Common Stock has not occurred.

ARTICLE V
Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.
ARTICLE VI
Subject to Section 6(a) of Article IV, the number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.
ARTICLE IX
A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
This corporation renounces, to the fullest extent permitted by law, any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation.
Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.
ARTICLE X
This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XI
To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.
Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.
ARTICLE XII
In connection with repurchases by this corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of at least sixty percent (60%) of the voting power of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by this corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.
* * *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.
FOURTH: That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 13th day of August, 2018.

/s/ Daniel Stewart Butterfield
Daniel Stewart Butterfield, President and CEO